Exhibit 99.1

Providence Announces Strategic Conversion Agreement with Holder of Majority of Series A Convertible Preferred Stock

ATLANTA, GA – June 8, 2020 -- The Providence Service Corporation (“Providence” or the “Company”) (Nasdaq: PRSC), the nation’s largest provider of non-emergency medical transportation (“NEMT”) programs and holder of a minority interest in Matrix Medical Network, today announced that the Company has entered into a strategic Conversion Agreement with Coliseum Capital Management, LLC (“Coliseum”), providing initially for the conversion of 738,240 shares of the Company’s 5.5%/8.5% Series A convertible preferred stock held by Coliseum into cash totaling approximately $80.7 million plus approximately 925,600 shares of Providence common stock. Coliseum owns approximately 96.5% of the Company’s preferred stock, or 765,916 preferred shares.

After the initial conversion of Coliseum’s preferred shares, which is expected to occur on June 11, 2020, the Company plans to file a proxy statement to allow for the redemption of the remaining preferred shares, including those held by minority holders.

Pro forma for the conversion of Coliseum’s preferred shares on June 11, 2020, Coliseum will own approximately 13.0% of the Company’s outstanding common shares. The common shares currently owned by Coliseum as well as those issued to Coliseum from the preferred conversion will be subject to a 120 day lock up, after which Coliseum will be permitted to transfer up to 25% of its common shares, per quarter (on a cumulative basis). This transaction is expected to be accretive to Providence’s earnings.

Daniel E. Greenleaf, President and Chief Executive Officer of Providence, commented, “We are extremely pleased to announce this conversion agreement with Coliseum Capital. The conversion of our preferred stock simplifies our capital structure, which will consist of common equity and a manageable level of debt. Additionally, this transaction creates alignment among our stakeholders, removes restrictive covenants, enhances cash flow, addresses a perceived overhang among many of our shareholders and positions us to build greater common share liquidity in an orderly way.”

Mr. Greenleaf concluded, “We would like to thank Coliseum for a great partnership, which has contributed meaningfully to the Company’s value creation over the last eight years, and we are grateful for Coliseum’s continued support and vote of confidence in our strategy to grow, innovate and lead the nation’s non-emergency medical transportation industry.”

Deutsche Bank Securities Inc. acted as exclusive financial advisor to the Company for this transaction. Gibson, Dunn & Crutcher LLP is acting as legal counsel to the Company.

About Providence

The Providence Service Corporation, through its wholly-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Additional Information and Where to Find It

The Providence Service Corporation (“Company”) will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the proposed amendment to the Company’s Certificate of Designations of Series A Convertible Preferred Stock. The proxy statement will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1275 Peachtree Street, Sixth Floor, Atlanta, Georgia, 30309 Attn: Investor Relations, by telephone at (404) 888-5800, or by going to the Company’s Investor Relations page on its corporate web site at https://www.prscholdings.com/investor-relations/.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2020 annual meeting of stockholders, which was filed with the SEC on April 30, 2020. This document can be obtained free of charge from the sources indicated above. Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary proxy statement and the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the early termination for non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; the impact of COVID-19 on us, including: the duration and scope of the pandemic; governmental, business and individuals’ actions taken in response to the pandemic; economic activity and actions taken in response; the effect on our clients and client demand for our services; and the ability of our clients to pay for our services; seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit agreement; restrictions in the terms of our preferred stock; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions.

The Company has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (212) 836-9614

kahl@equityny.com